                                                                     EXHIBIT 3.2


The following Amended and Restated Articles of Incorporation are compiled from the most recent official Restated Articles of Incorporation and subsequent Amendments.

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                              WILLBROS GROUP, INC.



       FIRST:   Name. The name of the Corporation is

                              WILLBROS GROUP, INC.

       SECOND: Purposes. The general purpose of the Corporation is to do any and all of the things and to exercise any and all of the powers hereinafter set forth, in any part of the world, namely:

       (a) To carry on and conduct a general contracting, engineering and petroleum services and construction business; to engineer, design, operate, plan, maintain, erect, construct, improve, enlarge, repair, alter, renovate, decorate, furnish and engage in work upon pipelines and related facilities, refineries, buildings, streets, roads, highways, bridges, viaducts, railroads, railway structures, piers, docks, mines, shafts, waterworks, reservoirs, dams, canals, sewer systems, electrical transmission systems, excavations, and telephone and telegraph systems, and other structures and works; to employ mechanics, laborers, artisans, and workmen; to make contracts and sub-contracts for work and materials; and to purchase, manufacture, sell and otherwise deal in and with building and construction materials, machinery, equipment and supplies of every kind and description.

       To construct, engineer, design, purchase, plan or otherwise acquire, improve, enlarge, repair, alter, renovate, lease as lessee, maintain, operate, sell or otherwise dispose of, lease as lessor, mortgage and deal in and with pipelines, gathering lines, lateral lines, pumping stations, tanks, compressors, bridges, structures, tunnels, buildings, plants and communication equipment used for the transmission, storage, processing and distributing of gas, oil, petroleum products and by-products, dairy products, water, fertilizers, coal slurries and any and all other products, commodities and materials, whether of a similar or different nature.


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                                     - 2 -

         To explore for, mine, refine, develop, improve, conduct experimentation on, process, generate, retrieve, transport, transmit or gather any form of energy and to design, construct or provide any facilities, machinery or equipment necessary or convenient to the conduct of such activities.

         (b) To establish, transact and carry on generally a financial, investment holding, brokerage, guaranty, consultancy, underwriting, mercantile, trading, manufacturing, exporting, importing, freight forwarding, design, engineering, architectural, construction, installation, maintenance, repair, purchasing, inspection, shipping, transportation, chartering, leasing, agricultural, auditing, hostelry, food, beverage, clothing, fishing, mining, exploration, development, communication, advertising, and warehousing business and, in general, to engage in any other lawful business, trade or activity related to such activities, including without limitation marine services such as the design, engineering, construction, fabrication or installation of onshore and offshore structures, pilings, pipelines, piers, dock facilities and bridges, the operation of vessels, the transportation of rigs and offshore facilities, whether or not such business, trade or activity is similar to the aforementioned purposes.

         (c) To invest the capital of the Corporation, accretions to capital and the income of the Corporation or any part thereof, as the Board of Directors may determine, in real property, including the construction and alteration of buildings, and in personal property of any description whatsoever, including mortgages, bonds, shares and other securities, and from time to time to change said investments by sale, exchange or otherwise, and to invest the proceeds of any sale or sales in other investments of a like nature.

         (d) To establish, transact and carry on the business of a manufacturing, merchandising and trading company; to manufacture, purchase, lease, sublease and acquire by contract, license or otherwise; to hold, own, mortgage, pledge, hypothecate, exchange, sell, assign, and transfer, or otherwise dispose of; and to manage, invest, trade and deal in and with, both for its own account and for the account of others, raw materials, goods, wares, merchandise, commodities and other property of every kind, nature and description.

         (e) To establish, transact and carry on the business of exporters, importers and forwarders as principal, factor, agent, broker, commission merchant or otherwise, in the Republic of Panama, and in any and all colonies, dependencies, dominions, possessions, states, territories and countries foreign thereto; to export from and import into the Republic of Panama and from and into any and all colonies, dependencies,

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                                     - 3 -


dominions, possessions, states, territories and countries foreign thereto, as principal, factor, agent, broker, commission merchant or otherwise, raw materials, goods, wares, merchandise, commodities and other property of every kind, nature and description; to deal in bills of lading, warehouse receipts and any and all other documents necessary or incidental to the conduct of such business; to act as factor, agent, broker, representative, trustee or commission merchant for any person or company and as trustee without conducting trust businesses in the Republic of Panama.

         (f) To purchase, build, hire, charter, or otherwise own, hold, use and dispose of steam and other ships and vessels and their appurtenances; to establish, operate and maintain steam and other ships and vessels between any cities, towns and ports in the Republic of Panama or in any part of the world; and generally to transport passengers, raw materials, goods, wares, merchandise, commodities, animals and other property of every kind, nature and description.

         (g) To apply for, purchase, register or in any manner to acquire, hold, own, use, operate, introduce, sell, lease, assign, pledge or in any manner dispose of, and in any manner deal with, patents, patent rights, licenses, copyrights, trade marks, trade names, formulae, secret processes, inventions, improvements and processes used in connection with or secured under leases, patents or similar rights granted by the Republic of Panama or by any other country or government or otherwise; to acquire, own, use, deal in or with, and in any manner dispose of any and all inventions, improvements, and processes, labels, designs, brands and other rights; and to work operate, exercise or develop the same and to carry on any business which the Corporation may deem advantageous to effectuate, directly or indirectly, these purposes or any of them.

         (h) To guarantee or become liable for the payment of money or for the performance of any obligations, and generally to transact all kinds of guarantee business, and also to transact all kinds of agency business.

         (i) To acquire by original subscription, syndicate participation, tender, purchase, or otherwise, and to hold, sell, exchange, surrender, lease, assign, transfer, mortgage, charge, convert, turn to account, deal in, pledge or otherwise dispose of shares, stocks, debenture stocks, scrip, debentures, bonds, mortgages,


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                                     - 4 -


notes, warrants, coupons, drafts, obligations, securities, produce, concessions, options, patents, annuities, licenses, policies, debts, business concerns and goodwill, claims, privileges, choses in action, commercial instruments, evidences of indebtedness and contracts, of every nature and kind, issued, created or guaranteed by any other person or company and irrespective of the business which it may be carrying on or be authorized to carry on, and irrespective of the locality in which it operates, or issued, created or guaranteed by any government, public body or authority, municipal, local or otherwise, and whether of the Republic of Panama or elsewhere, and while the owner thereof to receive, collect and dispose of interest and dividends thereon and income therefrom, and to exercise all the rights, powers and privileges of ownership, including the right to vote thereon.

         (j) To acquire and undertake the whole or any part of the business, property and liabilities of any person or company carrying on any business or possessed of property suitable for the purposes of the Corporation, and to carry on, conduct, assist, subsidize, contribute to, dissolve or liquidate any business so acquired, or any other business which can be advantageously carried on by the Corporation; to organize, incorporate, reorganize, aid, assist (financially or otherwise), amalgamate, consolidate or merge with any subsidiary or affiliated company, or any other company and to do any and all things necessary or convenient to carry such purposes into effect.

         (k) To draw, make, accept, indorse, discount, execute, issue and deal in promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

         (l) To purchase, take on lease or in exchange, hire or otherwise acquire, hold, sell, mortgage or pledge, transfer or otherwise dispose of any real and personal property and any rights and privileges which the Corporation may think necessary or convenient for the purposes of its business; and to pay for any such property and any rights, interests or privileges acquired by the Corporation in exchange for money or other property, rights or interests held by the Corporation, or for the issuance or assignment and delivery in exchange therefor (in any manner permitted by law) its own shares, bonds, debentures, notes, certificates of indebtedness or other obligations, or any of them, however evidenced.

         (m) To purchase or otherwise acquire, hold, sell, pledge, transfer or otherwise dispose of, and to reissue its own capital stock, bonds, debentures, notes or


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                                     - 5 -


other securities, obligations or evidences of indebtedness of the Corporation from time to time to such extent and in such manner and upon such terms and conditions as the Board of Directors shall determine; provided, however, that shares of its own capital stock belonging to the Corporation shall not be voted upon directly or indirectly.

         (n) To borrow money, to issue bonds, promissory notes, bills of exchange, debentures, and other obligations, securities and evidences of indebtedness, whether secured by mortgage, pledge, deed of trust or otherwise, or unsecured, for money borrowed or in payment of property, real or personal, purchased or acquired, for labor done or for any other lawful object; and to mortgage or pledge all or any part of its properties, rights, interests, easements and franchises, including after-acquired property or rights, and any and all shares of stock, bonds, debentures or other securities, obligations or evidences of indebtedness at any time owned or held by it.

         (o) To insure with any other person or company against losses, damages, risks and liabilities of all kinds which may affect the Corporation.

         (p) To establish and support or aid in the establishment and support of associations, institutions, funds and services calculated to benefit employees or ex-employees of the Corporation or the dependents or relatives of such persons, to grant pensions and allowances, to make payments towards insurance, and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful objects.

         (q) To make and carry into effect any agreement or contract for sharing profits, union of interests, cooperation, joint adventure, reciprocal concession or otherwise with, and to manage or supervise any person or company, carrying on or engaged in, or about to carry on or engage in, any business or transaction which the Corporation is authorized to carry on or engage in, or any business or transaction capable of being conducted so as to benefit the Corporation directly or indirectly; and to accept by way of consideration for any such agreement or contract or for management services, cash or any stock, debentures or securities of any person or company.

         (r) To establish or promote and to cause to be incorporated any company for the purpose of acquiring all or any part of the property and liabilities of the Corporation, or for any other purpose which may seem calculated to benefit the Corporation directly or indirectly.


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                                     - 6 -


         (s) To enter into, make, perform and carry out contracts of every kind for any lawful purpose; to enter into any arrangements with any governments or authorities, municipal, local or otherwise and to obtain from any such government or authority, any rights, privileges and concessions which the Corporation may consider desirable to obtain; and to carry out, exercise, and comply with any such arrangements, rights, privileges and concessions.

         (t) To sell, lease or otherwise dispose of the whole or any part of the assets, rights, property or undertakings of the Corporation for cash, shares, debentures, bonds, mortgages or other securities of any other company, or for such consideration as the Board of Directors may think fit; and to improve, manage, develop, exchange, mortgage, turn to account or otherwise deal with all or any part of the assets, rights and property of the Corporation.

         (u) To lend or advance money or give credit to, or give guarantee or become security for, stockholders, officers or directors of the Corporation, to any person, firm or corporation in which the Corporation has any direct or indirect beneficial interest, wherever located, any customers or others having dealings with the Corporation, on such terms as the Board of Directors may deem expedient.

         (v) To have one or more offices and to carry on and conduct any or all of its operations and business and to do all such things as are conducive or incidental to the attainment of its corporate purposes in the Republic of Panama and in any and all colonies, dependencies, dominions, possessions, states, territories and counties foreign thereto; to keep the books and accounts of the Corporation, including the Stock Register, at any place or places, either within or without the Republic of Panama; and to procure the registration or qualification or recognition of the Corporation in or under the laws of any colony, dependency, dominion, possession, state, territory or country in the world.

         (w) To provide for the management of the affairs of the Corporation abroad in such manner and by such means as the Board of Directors may from time to time deem suitable and appropriate and for the delegation to an attorney or attorneys of the Corporation, who may be any person or persons, of such powers, authorities and discretions as the directors may think fit.

         (x) To issue shares of the capital stock of the Corporation for cash, for labor done, for property, real or personal, or for leases thereof, or for any


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                                     - 7 -


combination of any of the foregoing, or in exchange for the stock, debentures, debenture stock, bonds, securities or obligations of any person, firm, association, corporation or other organization.

         (y) To accept and vote a proxy or proxies from individuals, partnerships, persons, firms, associations or corporations.

         (z) To distribute in specie, by way of dividend or otherwise, among the stockholders, customers or employees of the Corporation, any shares of stock or securities belonging to the Corporation or any property or assets of the Corporation.

         (aa) To do any and all of the above acts and things and to have and exercise any and all of the above powers in any part of the world and either as principal, attorney, factor, broker, commission merchant, trustee (without conducting trust businesses in the Republic of Panama), agent, contractor or otherwise and either alone or in conjunction with others and either by or through agents, trustees or otherwise.

         (bb) To do all things necessary for the accomplishment of the objects and purposes enumerated in these Articles of Incorporation or any amendment thereto or necessary or incidental to the protection or benefit of the Corporation.

         (cc) In general, to carry on any lawful business not prohibited to corporations in any part of the world whether or not such business is similar in nature to the objects set forth in these Articles of Incorporation or any amendment thereto, including without limitation to have and exercise all the powers conferred by the laws of the Republic of Panama upon corporations formed under the Act hereinafter referred to, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

         It is hereby declared that the word "company" wherever used in this Article SECOND shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated, and whether organized or domiciled in the Republic of Panama or elsewhere. The purposes specified in each paragraph of this Article SECOND shall, except where otherwise expressed in such paragraph, be in no wise limited or restricted by reference or inference, from the terms of any other paragraph and that in the event of any ambiguity this Article SECOND shall be construed in such a way as to widen and not to restrict the powers of the Corporation.


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                                     - 8 -


         With these purposes the Corporation shall have all the powers outlined in Article 19 of Law 32 of 1927 of the Republic of Panama as well as any other powers which may be granted to the Corporation by any other laws in force.

         THIRD: Capital. The authorized capital of the Corporation shall consist of ONE MILLION SEVEN HUNDRED SIXTY THOUSAND U.S. DOLLARS (U.S. $1,760,000), consisting of: THIRTY-FIVE MILLION (35,000,000) shares of common stock, par value FIVE U.S. CENTS (U.S. $.05) per share ("Common Stock"); and ONE MILLION (1,000,000) shares of class A preferred stock, par value ONE U.S. CENT (U.S. $.01) per share ("Class A Preferred Stock"). Shares shall all be in nominative form and may not be issued to bearer.

         A. (a) Voting. Each share of Common Stock shall entitle the registered holder thereof to one vote on all matters brought before the stockholders of the Corporation for a vote.

         (b) Restrictions on Transfer to Preserve Tax Status. It is in the best interests of the Corporation and its stockholders that the Corporation's status as a non-controlled foreign corporation ("Non-CFC") under the United States Internal Revenue Code of 1986, as amended from time to time (the "Code"), be preserved. Therefore, any purported Transfer (as hereinafter defined) of any shares of Common Stock to any person or entity, which would result in such person or entity, together with any other person or entity whose shares of Common Stock would be aggregated with such person or entity for purposes of
Section 957 of the Code, being the beneficial owner of ten percent (10%) or more of the issued and outstanding shares of Common Stock, will be subject to a determination by the Board of Directors in good faith, in its sole discretion, that such Transfer would not in any way, directly or indirectly, affect the Corporation's Non-CFC status. The transferee or transferor proposed to be involved in such Transfer shall give to the Secretary of the Corporation not less than thirty (30) days prior written notice of such proposed Transfer. In the event of an attempted Transfer in violation of this paragraph (b), the purported transferee shall acquire no rights whatsoever in such shares of Common Stock. If the Board of Directors shall at any time determine in good faith that a Transfer has taken place in violation of this paragraph (b) or that a person intends to acquire, has attempted to acquire or may acquire ownership of any shares of Common Stock in violation of this paragraph (b), the Board of Directors shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including without limitation instituting proceedings to enjoin such Transfer. In the case of an ambiguity in the application of any of the provisions of this paragraph (b), the Board of Directors shall have the power to determine the application of the provisions of this paragraph (b) with respect to any situation based on the facts known to it. For purposes of this paragraph (b), the term "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Common Stock, including without limitation (1) the granting of any option or entering into of any agreement for the sale, transfer or other disposition of Common Stock, or
(2) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Common Stock, whether voluntary or involuntary, whether of record or beneficially, and whether by operation of law or otherwise. Nothing in this paragraph (b) precludes the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

B. Class A Preferred Stock may be issued from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereon or thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided. Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Part B, to authorize the issue of one or more series of Class A Preferred Stock and, with respect to each series, to fix by resolution or resolutions providing for the issue of such series:

         (a) The number of shares to constitute such series and the distinctive designation thereof, provided that unless otherwise stated in any resolution or resolutions relating to such series, such number of shares may be increased or decreased by the Board of Directors in connection with any classification or reclassification of unissued shares of Class A Preferred Stock;


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                                     - 10 -


         (b) The annual dividend rate on the shares of such series and the date or dates from which dividends shall accumulate;

         (c) Whether the holders of such series are or are not entitled to participate in earnings of the Corporation through dividends in excess of (or in lieu of) dividends at an annual rate and the terms of any such right to participate;

         (d) Whether or not the shares of such series shall be subject to redemption, the limitations and restrictions with respect to such redemption, if any, and the times of redemption of the shares of such series and the amounts (or methods of calculating such amounts) which the holders of such series shall be entitled to receive upon the redemption thereof, which amounts (or method of calculating such amounts) may vary at different redemption dates and may also, with respect to shares redeemed through the operation of any retirement or sinking fund, be different from the amounts (or method of calculating such amounts) with respect to shares otherwise redeemed;

         (e) The amount (or method of calculating such amount) which the holders of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

         (f) Whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which it shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

         (g) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and the other terms and conditions of such conversion or exchange;


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                                     - 11 -


         (h) The voting rights, if any, of holders of shares of such series in addition to the voting rights provided for by applicable law;

         (i) The limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of Common Stock or any other class or classes of stock of the Corporation ranking junior to the shares of such series;

         (j) The conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock (including additional shares of such series or of any other series or class) ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

         (k) Any other preference and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereon or thereof, as shall not be inconsistent with this Part B.

         All shares of any one series of Class A Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative if dividends on such series accumulate; and all series shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of this Part B.

         For purpose hereof and of any resolution of the Board of Directors providing for the classification or reclassification of any shares of Class A Preferred Stock or for the purpose of any certificate filed with the Republic of Panama (unless otherwise provided in any such resolution or certificate):

         (i) The term "outstanding," when used in reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation and shares called for redemption, funds for the redemption of which shall have been


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                                     - 12 -


deposited in trust; and

         The amount of dividends "accrued" on any share of Class A Preferred Stock of any series providing for cumulative dividends as at any dividend date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend date, whether or not earned or declared, and the amount of dividends "accrued" on any share of Class A Preferred Stock of any series as at any date other than a dividend date shall be calculated thereon to and including the last preceding dividend date, whether or not earned or declared, plus an amount equivalent to the pro rata portion of the periodic dividend with respect thereto at the annual dividend rate fixed for the shares of such series for the period after such last preceding dividend date to and including the date as of which the calculation is made.


         FOURTH: Limited Liability. The liability of each stockholder is limited to the amount, if any, unpaid on his shares.

         FIFTH: Domicile. The domicile of the Corporation is in the Republic of Panama, and the name of its Resident Agent is the law firm ARIAS, FABREGA & FABREGA, whose domicile is at Edificio Plaza Bancomer, 50th Street, Panama 5, Republic of Panama. The Corporation may, as provided for by the Board of Directors, engage in business and establish branches and keep its files and assets anywhere in the world. The Corporation may change its domicile of incorporation and continue to exist under the laws or jurisdiction of another country, if authorized by resolution of the Board of Directors or the stockholders of the Corporation.

         SIXTH: Duration. The duration of the Corporation's existence is to be perpetual.

         SEVENTH: Board of Directors. The business of the Corporation shall be managed under the direction of a Board of Directors in accordance with the following:


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                                     - 13 -


         (a) The Board of Directors may exercise all of the powers of the Corporation except such as are by law, by these Articles of Incorporation or by the Bylaws conferred upon or reserved to the stockholders.

         (b) The number of directors constituting the entire Board of Directors shall be not less than three (3) directors nor more than fifteen (15) directors, the exact number within such limits to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors present at a meeting of the Board of Directors at which a quorum is present; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at that time in office; and provided further, that the number of directors constituting the entire Board of Directors shall be six (6) until otherwise fixed by a majority of the entire Board of Directors.

         (c) The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. All classes shall be as nearly equal in number as possible, and no class shall include less than one (1) director. The terms of office of the directors initially classified shall be as follows: at the 1996 annual meeting of stockholders, Class I directors shall be elected for a one-year term expiring at the next annual meeting of stockholders; Class II directors shall be elected for a two-year term expiring at the second succeeding annual meeting of stockholders; and Class III directors shall be elected for a three-year term expiring at the third succeeding annual meeting of stockholders. At each annual meeting of stockholders after such initial classification, directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting. Each director shall hold office until the expiration of that director's term and until that director's successor is elected and qualifies, unless that director earlier dies, resigns or is removed. If the number of directors is changed in accordance with the terms of these Articles of Incorporation, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal in number as possible.


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                                     - 14 -


         (d) Nominations of candidates for election as directors of the Corporation at any meeting of the stockholders at which election of one or more directors shall be held (an "Election Meeting") may be made by or at the direction of the Board of Directors or by any stockholder entitled to vote at such Election Meeting, in accordance with the following procedures. Nominations made by or at the direction of the Board of Directors may be made at any time. At the request of the Secretary of the Corporation, each proposed nominee shall provide the Corporation with such information concerning the proposed nominee as is required, under the rules of the U.S. Securities and Exchange Commission, to be included in the Corporation's proxy statement soliciting proxies for the nominee's election as a director. Nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. Not less than forty-five (45) days nor more than ninety (90) days prior to the date of the Election Meeting, any stockholder who intends to make a nomination at the Election Meeting shall deliver a notice to the Secretary of the Corporation setting forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal address of each nominee proposed in such notice;
(iii) the number and type of shares of stock of the Corporation which are beneficially owned by each such nominee, and (iv) such other information concerning each such nominee as would be required, under the rules of the U.S. Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominees. Such notice shall include a signed consent of each such nominee to serve as a director of the Corporation, if elected. In the event that a person who is validly designated as a nominee in accordance with this paragraph shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors may designate a substitute nominee. If the Chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

         (e) Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until such director's successor shall be elected and shall qualify.

         (f) There shall be no cumulative voting in the election of directors. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

         (g) No director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

         (h) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation applicable thereto (including the resolutions adopted by the Board of Directors pursuant to Article THIRD), and such directors so elected shall not be divided into classes pursuant to paragraph (c) of this Article SEVENTH unless expressly provided by such terms.

         (i) Meetings of directors may be held in the Republic of Panama or in any other country. A majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

         (j) At any meeting of the directors, any director may be represented and vote by proxy or proxies (who need not be directors) appointed by an instrument in writing, public or private, with or without power of substitution. One or more directors may participate in a meeting of the Board of Directors, or of a committee of the Board of Directors, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by such means shall constitute presence in person at such meeting.

         (k) A director may hold any remunerative office of profit with the Corporation in addition to the office of director. No director shall be disqualified from entering into contracts, arrangements or dealings with the Corporation and no such contracts, arrangements or dealings shall be voided, whether they be with the director or with a corporation in which he is interested as member or director or officer or otherwise, and no director shall be liable to account to the Corporation for any profit arising out of any such contract, arrangement or dealing, provided that such director discloses to the directors of the Corporation his interest in such contract, arrangement or dealing at or before the time such contract, arrangement or dealing is determined upon or entered into and such contract, arrangement or dealing is approved by the Board of Directors.

         (l) The Board of Directors may appoint two or more of their number to constitute an Executive Committee or any other committee or committees, who shall have and exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent and subject to the restrictions expressed in these Articles of Incorporation, the Bylaws or the resolution appointing such committee or committees.

         (m) The Board of Directors may make, alter, amend and repeal the Bylaws.

         (n) The Board of Directors may, without stockholder approval, cause the Corporation to guaranty debts and obligations of its wholly- or partly-owned subsidiaries or entities within the common control of the stockholders of the Corporation, and pledge, encumber, hypothecate, or otherwise grant as security, assets of the Corporation as guaranty or security for said debts.

         (o) Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), any proposal to amend or repeal, or adopt any provision inconsistent with, this Article SEVENTH or any provision of this Article SEVENTH shall require the affirmative vote of the holders of seventy-five percent (75%) or more of the outstanding shares of stock of the Corporation entitled to vote on such matter.

         (p) To the fullest extent permitted by the General Corporation Law of the Republic of Panama, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Board of Directors may (i) cause the Corporation to enter into contracts with directors providing for the limitation of liability set forth in this paragraph (p) to the fullest extent permitted by law, and (ii) adopt Bylaws or resolutions or cause the Corporation to enter into contracts providing for indemnification of directors and officers of the Corporation and other persons. No amendment to or repeal of this paragraph (p) shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         (q) The Board of Directors may, without stockholder approval, sell, lease, exchange or otherwise dispose of any part of the assets, rights, property or undertakings of the Corporation, including its goodwill and its corporate franchise, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or other property, including shares of stock in, and/or other securities of, any other corporation or corporations as the Board of Directors deems expedient and for the best interests of the Corporation; provided, however, any such sale, lease, exchange or other disposal that constitutes all or substantially all of the assets, rights, property and undertakings of the Corporation, including its goodwill and its corporate franchise, shall require the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote on such matter.

         EIGHTH: Meetings. All the meetings of the stockholders and of the Board of Directors shall be held at the office of the Corporation in the Republic of Panama or at any other place or places, within or without the Republic of Panama, as may be determined from time to time by the Board of Directors.

         In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which record date shall not be more than sixty
(60) nor less than ten (10) days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         NINTH: Amendment. The Corporation reserves the right to amend these Articles of Incorporation as from time to time amended, in the manner now or hereafter prescribed by law, and all rights conferred on officers, directors and stockholders herein are granted subject to this reservation.

         TENTH: No Preemptive Right. No stockholder shall have a preferential or preemptive right to purchase or subscribe for any shares of the Corporation, whether now or hereafter authorized or issued, including any shares issued pursuant to an increase in authorized capital stock, or pursuant to the issuance of stock which has previously been authorized but remains unissued or from a prior issue that has remained unsold, or in respect of stock that the Corporation has purchased and which remains outstanding as treasury stock.